UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

(Rule 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934
(Amendment No. 1)

Check the appropriate box:

☐           Preliminary information statement

☐           Confidential, for Use of the Commission Only
                (as permitted by Rule 14c-5(d)(2))

☒           Definitive information statement

SPARTA COMMERCIAL SERVICES, INC.
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

 Common Stock, $.001 par value, per share

(2)           Aggregate number of securities to which transaction applies: 714,801,334

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify  the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)           Amount previously paid:

(2)           Form, schedule or registration statement no.:

(3)           Filing party:

(4)           Date filed:

SPARTA COMMERICAL SERVICES, INC.
INFORMATION STATEMENT

GENERAL INFORMATION

General

Sparta Commercial Services, Inc., a Nevada corporation (the “Company”) is providing this Information Statement (this “Information Statement”), which is being mailed or furnished on or about April 25, 2012 to the holders of the Company’s common stock, par value $.001 per share (the “Common Stock”) on such date, as notification that in accordance with the provisions of Section 78-2055 of the Nevada Revised Statutes holders of a majority of the issued and outstanding shares of Common Stock of the Company, by means of a written consent in lieu of a special meeting of the stockholders (the “Written Consent”,) voted in favor of decreasing the number of issued and outstanding shares of Common Stock by effecting a 1 for 75 reverse split of the Company’s common shares outstanding held by each holder of record of Common Stock at the effective date which shall occur no earlier than 20 calendar days following the  day on which the Company files this Amended Form 14(c)2 Information Statement with the Securities and Exchange Commission (the “Effective Date”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to inform holders of the Company’s Common Stock entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions to be taken pursuant to the Written Consent.

Action by Written Consent

Pursuant to Section 78.320-2 of the Nevada Revised Statutes, any action that may be taken at a meeting of the stockholders may also be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action or actions so taken, is signed by the holders of outstanding shares of capital stock holding a least a majority of the voting power needed to approve the action.

Record Date

The Board of Directors fixed March 1, 2012 (the “Record Date”) as the record date for determining the stockholders entitled receive notice of the foregoing action. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement.

Date, Time and Place Information

The Written Consents, dated between March 13, 2012 and April 19, 2012, executed by the holders of a majority of the outstanding shares of the Common Stock (the “Majority Stockholders”),  have been delivered to the Company’s principal executive offices at 462 Seventh Avenue, 20th Floor, New York, New York 10018.

Effectiveness of the Written Consent

In accordance with the regulations promulgated under the Exchange Act, the authorization of the reverse split may not become effective until the Effective Date.

Voting Securities

Common Stock. On the Record Date, there were 714,801,334 shares of the Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on the matters put to a vote of the Company’s stockholders.

The Company’s stockholders entitled to vote were calculated, as of the Record Date, in order to determine the number of shares of the Common Stock necessary to be voted to approve the reverse split. On the Record Date, the Majority Stockholders owned or had the right to vote directly or indirectly 355,133,889, shares of the Common Stock, constituting approximately 55.91% of the shares entitled to be voted in matters to be present to the Company’s stockholders for a vote. All of the Majority Stockholders, including all of the directors and officers of the Company, cast all of the shares of Common Stock owned by them in favor of the reverse split.

Security Ownership of Certain Beneficial Holders and Management

The table below sets forth information regarding the beneficial ownership of our common stock as of March 30, 2012 by:

each person known by us to be the beneficial owner of more than 5% of our common stock;

each of our directors;

each of our executive officers; and

our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power. Under SEC rules, a person is deemed to be the beneficial owner of securities which may be acquired by such person upon the exercise of options and warrants or the conversion of convertible securities within 60 days from the date on which beneficial ownership is to be determined. Each beneficial owner's percentage ownership is determined by dividing the number of shares beneficially owned by that person by the base number of outstanding shares, increased to reflect the beneficially-owned shares underlying options, warrants or other convertible securities included in that person's holdings, but not those underlying shares held by any other person.

Unless indicated otherwise, the address for each person named is c/o Sparta Commercial Services, Inc., 462 Seventh Ave, 20th Floor, New York, and New York 10018.

	Number of	Percentage
	Shares	Of Class
	Beneficially	Beneficially
Name	Owned	Owned
Anthony L. Havens (1)	36,605,750	4.5
Kristian Srb (2)	35,736,550	4.4
Jeffrey Bean (3)	1,302,350	*
Anthony W. Adler (4)	11,528,333	1.4
Richard P. Trotter (5)	7,999,583	1.0
Sandra L. Ahman (6)	3,725,850	*
Arthur O. Silver Trust (7)	54,748,349	6.8
Glenn A. Little (8)	59,750,415	7.4
John W. Russell (9)	63,361,028	7.8
All current directors and named officers as a group (6 in all)	96,898,416	12.0

Includes 4,003,500 vested options, and 2,669,000 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

(1)
Mr. Havens' minor son owns approximately 2,000,000 shares of common stock in an irrevocable trust account. Mr. Havens is not the trustee for his son's trust account, and does not have the sole or shared power to vote or direct the vote of such shares.  Mr. Havens disclaims beneficial ownership of such shares held in his son's trust account. Includes 4,003,500 vested options, and 2,669,000 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

(2)
Includes 62,500 shares of common stock held by Mr. Srb's minor daughter, for which Mr. Srb may be deemed to have beneficial ownership of such shares. Includes 1,479,000 vested options, and 986,000 options subject to vesting on May 12, 2012, and exercisable at $0.025 per share until May 12, 2015.

(3)
Includes 300,000 vested stock options, exercisable at $0.12 per share until October 23, 2014, and 573,750 vested options, and 382,500 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

(4)
Includes 3,200,000 vested stock options, exercisable at $0.1914 per share until September 22, 2014, and 3,333,333 shares held by The Anthony W. Adler Irrevocable Trust, dated October 1, 2009.  Includes 2,397,000 vested options, and 1,598,000 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

(5)
Includes 125,000 vested shares, of which only 25,000 of such vested shares have been issued to date, 525,000 vested stock options, exercisable at $0.605 per share and expiring at the rate of 175,000 on each of April 29,  2012, 2013, and 2014, and 3,333,333 shares held by The Richard and Kay Trotter Trust Established March 18, 2009.  Includes 2,409,750 vested options, and 1,606,500 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.

(6)	Includes 1,887,300 vested options, and 1,258,000 options subject to vesting on May 12, 2012, exercisable at $0.025 per share until May 12, 2015.
(7)
Includes 3,184,843 vested warrants exercisable at $0.15 per share, of which 694,444 expire April 14, 2012, 595,238 expire May 5, 2012, 1,250,000 expire June 4, 2012 and 645,161 expire July 8, 2012, and 10,043,814 vested warrants exercisable at $0.07 per share, of which 1,980,826 expire March 24, 2013, 2,718,598 expire April 28, 2013, 1,388,889 expire June 13, 2013, and 3,955,501expire December 30, 2013.

(8)	Includes 36,968,940 shares to be issued.
(9)
Includes shares owned of record by entities over which Mr. Russell exercises the power to vote such shares and includes 15,804,590 shares to be issued and 2,500,000 vested warrants exercisable at $0.07 per share, of which 833,333 expire June 15, 2013 and 1,666,667 expire June 21, 2013.

* Represents less than 1%

ACTION

DECREASE THE NUMBER OF ISSUED AND OUTSTANDING SHARES OF COMMON STOCK THE COMPANY

The Company’s Board of Directors unanimously recommended, and the Majority Stockholders have approved, a reverse split of 1 for 75 shares of the outstanding shares of Common Stock held by stockholders of record on the Effective Date. If, as a result of the reverse split, a stockholder is left with a fractional share, that stockholder shall receive one full share in lieu of such fractional share.

Reasons for the Reverse Split.

The effect of the reverse split will be a decrease in the number of issued and outstanding shares of the Company’s Common Stock  which will generally cause a corresponding increase in the per share trading price of the common stock.  However, because some investors may view the reverse stock split negatively, there can be no assurance that the market price of the Common Stock will reflect proportionately the reverse stock split, that any particular price may be achieved, or that any price gain will be sustained in the future.  Company’s management and Board of Directors believe that a higher per share trading price will broaden the Company’s potential shareholders by making it possible for additional potential shareholders to purchase the stock who are presently prohibited from doing so by their brokerage firms, which by policy typically will not allow trading in shares trading below a certain price per share or may charge additional fees for trading the lower priced stock.

By Order of the Board of Directors

By:       /s/  A.L. Havens

By: Anthony L. Havens
Title: Chief Executive Officer
Dated: April 23, 2012